C.H. Dean & Associates, Inc.
2480 Kettering Tower
Dayton, Ohio 45423

     Re:  Advisory Agreement

Ladies and Gentlemen:

     The Dean Family of Funds (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into separate series and each such share of a series represents an undivided interest in the assets, subject to the liabilities, allocated to that series and each series has separate investment objectives and policies. The International Value Fund (the "Fund"), a series of the Trust, has been created for the purpose of investing and reinvesting its assets in securities pursuant to the investment objectives and policies as set forth in its registration statement under the Act and the Securities Act of 1933, as heretofore amended and supplemented.

     1. APPOINTMENT AS ADVISER. The Trust being duly authorized hereby appoints and employs C.H. Dean & Associates, Inc. (the "Adviser") to manage the investment and reinvestment of the assets of the Fund on the terms and conditions set forth herein.

     2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. The Adviser accepts the appointment and agrees to render the services and assume the obligations set forth herein.

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     3.   PORTFOLIO  MANAGEMENT SERVICES OF THE ADVISER.  The Adviser shall have overall supervisory responsibility for the general management and investment of the assets and portfolio securities of the Fund. The Adviser shall provide overall investment programs and strategies for the Fund, shall revise such programs as necessary and shall monitor and report periodically to the Board of Trustees concerning the implementation of the programs.

     The Adviser, with the approval of the Board of Trustees of the Trust as to particular appointments, intends to (i) appoint one or more persons or companies (the "Sub-Adviser") and, subject to the terms and conditions of this Agreement, the Sub-Adviser shall have full investment discretion and shall make all determinations with respect to the investment of the Fund's assets and the purchase and sale of portfolio securities with those assets, and (ii) take such steps as may be necessary to implement such appointments. The Adviser shall be solely responsible for paying the fees and expenses of the Sub-Adviser for its services to the Fund. The Adviser shall not be responsible or liable for the investment merits of any decision by the Sub-Adviser to purchase, hold or sell a portfolio security for the Fund.

     The Adviser shall evaluate sub-advisers and shall recommend to the Board of Trustees the Sub-Adviser which the Adviser believes is best suited to invest the assets of the Fund; shall monitor and evaluate the investment performance of the Fund's

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Sub-Adviser;  shall recommend changes in the Sub-Adviser when appropriate; shall coordinate the investment activities of the Sub-Adviser to ensure compliance with applicable restrictions and limitations applicable to the Fund; and shall compensate the Sub-Adviser.

     In providing such services to the Fund, the Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code of 1986, as amended (the "Code"), applicable state securities laws, the supervision and control of the Trustees of the Trust, such specific instructions as the Trustees may adopt and communicate to the Adviser and the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4. The Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence.

     4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide the Adviser with the statement of investment objectives, policies and restrictions applicable to the Fund as contained in the Trust's registration statement under the Act and the Securities Act of 1933, and any instructions adopted by the Trustees supplemental thereto. The Trust will provide the Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as the Adviser may from time to time reasonably request. The Trust

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retains the right,  on written  notice to the Adviser from the Trust,  to modify any such objectives, policies or restrictions in any manner at any time.

     5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by The Northern Trust Company or any successor custodian (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Fund, and the Adviser shall not have possession or custody thereof. The Adviser shall advise the Custodian and confirm in writing to the Trust and to Countrywide Fund Services, Inc., or any other designated agent of the Trust, all investment orders for the Fund placed by it with brokers and dealers. The Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser.

     6. ALLOCATION OF BROKERAGE. The Sub-Adviser, subject to the limitations contained in this paragraph 5, shall place, on behalf of the Fund, orders for the execution of portfolio transactions. The Sub-Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Fund's account, (a) in contravention of (i) any investment restrictions set forth in the Act and the rules thereunder, (ii) specific instructions adopted by the Board of Trustees and communicated to the Adviser or the Sub-Adviser, (iii) the investment objectives, policies and restrictions of the Fund as

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set forth in the Trust's Registration  Statement,  or (iv) instructions from the
Adviser communicated to the Sub-Adviser, or (b) which would have the effect of causing the Fund to fail to qualify or to cease to qualify as a regulated investment company under the Code or any succeeding statute.

     Subject to the foregoing, the Sub-Adviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Sub-Adviser and to select the markets on or in which the transactions will be executed. In doing so, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking most favorable price and efficient execution, the Sub-Adviser may (i) pay commissions to brokers or dealers other than its affiliates which are higher than might be charged by another qualified broker to obtain brokerage and/or research services considered by the Sub-Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion and (ii) consider sales by brokers or dealers (other than its affiliates) of shares of the Fund as a factor in its selection of brokers and dealers for the Fund's portfolio transactions. It is understood that neither the Trust, the Adviser nor the Sub-Adviser has adopted a formula for allocation of the Fund's investment transaction business. It

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is also understood  that it is desirable for the Fund that the Sub-Adviser  have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other
brokers  on  the  basis  of  seeking  the  lowest  commission.   Therefore,  the
Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice, provided that the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Trust and the Sub-Adviser, it is not possible to place a dollar value on such information. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients.

     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage

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commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

     The Adviser will not execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust, the Adviser or the Sub-Adviser without the prior written approval of the Adviser. The Adviser agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Adviser or the Sub-Adviser.

     For each fiscal quarter of the Trust, the Sub-Adviser shall prepare and render reports to the Trust's Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

     7. PROXIES. The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time.

     8. REPORTS TO THE ADVISER. The Trust will provide the Adviser with such periodic reports concerning the status of the Fund as the Adviser may reasonably request.

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     9.   FEES FOR SERVICES. For all of the services to be rendered and payments made as provided in this Agreement, the Fund will pay the Adviser a fee, computed and accrued daily and paid monthly, at the annual rate of 1.25% of its average daily net assets.

     10. ALLOCATION OF CHARGES AND EXPENSES. The Adviser shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth herein, and shall bear the expense thereof. The Adviser shall compensate all Trustees, officers and employees of the Trust who are also employees of the Adviser. The Adviser will pay all expenses incurred in connection with the sale or distribution of the Fund's shares to the extent such expenses are not assumed by the Fund under the Trust's Distribution Expense Plans.

     The Fund will be responsible for the payment of all operating expenses of the Fund, including fees and expenses incurred by the Fund in connection with membership in investment company organizations, brokerage fees and commissions, legal, auditing and accounting expenses, expenses of registering shares under federal and state securities laws, insurance expenses, taxes or governmental fees, fees and expenses of the custodian, the transfer, shareholder service and dividend disbursing agent and the accounting and pricing agent of the Fund, expenses including clerical expenses of the issue, sale, redemption or repurchase of shares of the Fund, the fees and expenses of

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Trustees of the Trust who are not interested  persons of the Trust,  the cost of preparing, printing and distributing prospectuses, statements, reports and other
documents  to  shareholders,   expenses  of  shareholders'  meetings  and  proxy
solicitations, and such extraordinary or non-recurring expenses as may arise, including litigation to which the Trust may be a party and indemnification of the Trust's officers and Trustees with respect thereto, or any other expense not specifically described above incurred in the performance of the Trust's obligations. All other expenses not expressly assumed by the Adviser herein incurred in connection with the organization, registration of shares and operations of the Fund will be borne by the Fund.

     11. OTHER INVESTMENT ACTIVITIES OF THE ADVISER. The Trust acknowledges that the Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). The Trust agrees that the Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund, provided that the Adviser acts in good faith, and provided

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further,  that it is the  Adviser's  policy to allocate,  within its  reasonable discretion, investment opportunities to the Fund over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which involve the Funds or otherwise. The Adviser shall have no obligation to acquire for the Fund a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

     12. CERTIFICATE OF AUTHORITY. The Trust and the Adviser shall furnish to each other from time to time certified copies of the resolutions of their Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Fund and/or the Adviser.

     13. LIMITATION OF LIABILITY. The Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in

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the absence of) specific  directions or instructions  from the Trust;  provided, however, that such acts or omissions shall not have resulted from the Adviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Adviser in its actions under this Agreement or breach of its duty or of its obligations hereunder. Nothing in this paragraph 13 shall be construed in a manner inconsistent with Sections 17(h) and
(i) of the Act.

     14. CONFIDENTIALITY. Subject to the duty of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Funds and the actions of the Adviser and the Trust in respect thereof.

     15. ASSIGNMENT. No assignment of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in the event of such assignment. The Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with the Adviser.

     16. REPRESENTATION, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

          A. The Adviser has been duly appointed by the Trustees of the Trust to provide investment advisory services to the Fund as contemplated hereby.

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          B. The Trust will deliver to the Adviser  true and complete  copies of its then current prospectuses and statements of additional information as effective from time to time and such other documents or instruments governing the investments of the Funds and such other information as is necessary for the Adviser to carry out its obligations under this Agreement.

          C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by applicable law and regulations.

     17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER. The Adviser represents, warrants and agrees that:

          A. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

          B. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Trust that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1).

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          C. The Adviser will,  promptly  after filing with the  Securities  and
Exchange Commission an amendment to its Form ADV, furnish a copy of such amendment to the Trust.

          D. Upon request of the Trust, the Adviser will provide assistance to the Custodian in the collection of income due or payable to the Fund.

          E. The Adviser will immediately notify the Trust of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

     18. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Trust, which amendment is subject to the approval of the Trustees and the shareholders of the Fund in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order of the Securities and Exchange Commission modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     19. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date of its execution and shall remain in force for a period of two (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting

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securities of the Fund.  The aforesaid  requirement  that this  Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     20. TERMINATION. This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon written notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise upon sixty (60) days' written notice to the other, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

     21. OBLIGATIONS OF THE TRUST. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     22. USE OF NAME. The name "Dean" is a property right of the Adviser. The Adviser may use the name "Dean" in other connections and for other purposes, including without limitation in the name of other investment companies, corporations or businesses that it may manage, advise, sponsor or own, or in

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which it may have a financial  interest.  The Trust will  discontinue any use of the name "Dean" if the Adviser ceases to be employed as the Trust's portfolio manager.

     23. DEFINITIONS. As used in paragraphs 15 and 19 of this Agreement, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

     24. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.

                                        DEAN FAMILY OF FUNDS

                                        By: /s/ Frank H. Scott
                                           ----------------------------------
                                        Title: /s/ President
                                              -------------------------------
                                        Date: October 1, 1997

                                   ACCEPTANCE
                                   ----------

The foregoing Agreement is hereby accepted.

                                        C.H. DEAN & ASSOCIATES, INC.

                                        By: /s/ Robert D. Dean
                                           ----------------------------------
                                        Title: /s/ President, CIO
                                              -------------------------------
                                        Date: October 1, 1997

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